UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 3, 2007

CMGI, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-23262	04-2921333
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street

Waltham, Massachusetts 02451

(Address of Principal Executive Offices) (Zip Code)

(781) 663-5001

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b), (c), (e)

On April 5, 2007, CMGI, Inc. (“CMGI”) announced that it had appointed Steven G. Crane as Chief Financial Officer of CMGI. Mr. Crane is expected to commence employment on April 24, 2007. In connection therewith, CMGI and Mr. Crane executed an employment offer letter on April 4, 2007 (the “Offer Letter”), which provides for the employment of Mr. Crane at an annual salary of $375,000, which salary shall increase to $400,000 in November 2007. Mr. Crane is also eligible for an annual cash bonus under CMGI’s FY2008 Executive Management Incentive Plan (which will be established by the Compensation Committee), with a target bonus equal to 60% of his annual salary. Mr. Crane’s bonus for fiscal year 2007 will be guaranteed at $225,000. Pursuant to the Offer Letter, on his first day of employment, Mr. Crane will be granted an option to purchase 650,000 shares of CMGI’s common stock at an exercise price equal to the closing price of the common stock as reported on Nasdaq on the date of grant. Such option will have a seven-year term and will vest 25% of the total number of shares subject to the option on the first anniversary of the grant date and 1/48th of the shares subject to the option on each monthly anniversary date of the grant date starting on the 13th monthly anniversary date. In addition, on his first day of employment, Mr. Crane will be awarded 350,000 shares of CMGI’s common stock. Such restricted shares will be subject to forfeiture provisions which will lapse as to 33 1/3% of the total number of shares subject to the grant on each of the first three anniversaries of the grant date. In connection with the grants of stock options and restricted stock, Mr. Crane and CMGI will also enter into an agreement containing non-competition covenants in favor of CMGI during Mr. Crane’s employment and for twelve months thereafter.

The Offer Letter also provides that in the event that (A) his employment is terminated by CMGI for a reason other than for Cause (as defined), then CMGI will pay Mr. Crane his then-current annual base salary for the twelve month period following his termination, and (B) his employment is terminated by CMGI for a reason other than for Cause within twelve months following a Change of Control (as defined), then CMGI will pay Mr. Crane his then-current annual base salary for the twelve month period following his termination plus his target bonus. Payment of any severance benefits is conditional upon Mr. Crane executing a general release in favor of CMGI.

Mr. Crane, 50, has served as President of FT Interactive Data Corporation, a subsidiary of Interactive Data Corporation, from June 2006 to the present. From November 1999 until June 2006, Mr. Crane served as Executive Vice President and Chief Financial Officer of Interactive Data Corporation.

There is no arrangement or understanding between Mr. Crane and any other person pursuant to which he was selected as Chief Financial Officer of CMGI. There have been no transactions and are no currently proposed transactions to which CMGI or any of its subsidiaries was or is a party in which Mr. Crane has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Crane and any director or other executive officer of CMGI.

On April 5, 2007, CMGI also announced that it had appointed David J. Riley as Executive Vice President, Corporate Development of CMGI effective April 24, 2007. Mr. Riley will cease serving as Interim Chief Financial Officer at such time. In connection with Mr. Riley’s new position, CMGI and Mr. Riley executed a letter agreement, dated April 3, 2007 (the “Letter Agreement”), which provides for the employment of Mr. Riley as Executive Vice President, Corporate Development of CMGI at an annual salary of $230,000. Mr. Riley continues to be eligible for an annual cash bonus under CMGI’s FY2007 Executive Management Incentive Plan with a target bonus equal to 50% of his annual salary. Mr. Riley will also be provided a monthly car allowance in the amount of $750. In addition, on April 13, 2007, Mr. Riley will receive a cash bonus of $100,000 and an award of 100,000 shares of restricted common stock of CMGI. Such restricted shares will be subject to forfeiture provisions which will lapse as to 33 1/3% of the total number of shares subject to the grant on each of the first three anniversaries of the grant date. Mr. Riley will also continue to be eligible to receive annual equity grants, with a target grant in calendar 2007 of an option to purchase 200,000 shares of CMGI’s common stock and participation in CMGI’s FY2007 Performance-Based Restricted Stock Bonus Plan with a target award of 90,000 shares of restricted stock if CMGI meets certain financial goals in fiscal 2007.

The Letter Agreement also provides that in the event that his employment is terminated by CMGI for a reason other than for Cause (as defined), then CMGI will pay Mr. Riley his then-current annual base salary for the twelve month period following his termination.

Mr. Riley served as a member of CMGI’s finance staff since 2000, including as Director of Finance from 2000 to 2002 and as Vice President, Finance from 2002 to March 2006. From March 2006 to June 2006, Mr. Riley served CMGI as Special Assistant to the Chief Executive Officer and from June 2006 to present, Mr. Riley has served as Interim Chief Financial Officer.

There is no arrangement or understanding between Mr. Riley and any other person pursuant to which he was selected as Executive Vice President, Corporate Development of CMGI. There have been no transactions and are no currently proposed transactions to which CMGI or any of its subsidiaries was or is a party in which Mr. Riley has a material interest, which are required to be disclosed under Item 404(a) of Regulation S-K. There are no family relationships between Mr. Riley and any director or other executive officer of CMGI.

The foregoing descriptions are subject to, and qualified in their entirety by, the Offer Letter and the Letter Agreement filed as exhibits hereto and incorporated herein by reference.

A press release dated April 5, 2007 announcing Mr. Crane’s and Mr. Riley’s appointments is attached as Exhibit 99.3 to this current report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	The exhibits listed in the Exhibit Index immediately preceding such exhibits are filed with this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, CMGI has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CMGI, Inc.

	By:	/s/ Peter L. Gray
Date: April 5, 2007		Peter L. Gray
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Employment Offer Letter from CMGI to Steven G. Crane, dated March 15, 2007.

99.2	Letter Agreement between CMGI and David J. Riley, dated April 3, 2007.

99.3	Press Release of CMGI, dated April 5, 2007.